Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 10 of our report dated April 12, 2021, of Rainmaker Worldwide Inc. relating to the audit of the financial statements as of December 31, 2020 and 2019 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

September 24, 2021